Exhibit 4.5

THIRD AMENDED AND RESTATED VOTING AGREEMENT

THIS THIRD AMENDED AND RESTATED VOTING AGREEMENT (the “Agreement”) is made and entered into as of October 19, 2006, by and among Synacor, Inc., a Delaware corporation (the “Company”), the holders of the Company’s Series C Preferred Stock (sometimes referred to herein as the “Series C Preferred Stock”) listed on the Schedule of Series C Investors attached as Schedule A hereto (the “Series C Investors”), the holders of the Company’s Series B Preferred Stock (sometimes referred to herein as the “Series B Preferred Stock”) listed on the Schedule of Series B Investors attached as Schedule B hereto (the “Series B Investors”), the holders of the Company’s Series A-1 Preferred Stock (sometimes referred to herein as the “Series A-1 Preferred Stock”) listed on the Schedule of Series A-1 Investors attached as Schedule C hereto (the “Series A-1 Investors”), the holders of the Company’s Series A Preferred Stock (sometimes referred to herein as the “Series A Preferred Stock” and, together with the Series C Preferred Stock, Series B Preferred Stock and Series A-1 Preferred Stock, the “Preferred Stock”) listed on the Schedule of Series A Investors attached as Schedule D hereto (the “Series A Investors” and, together with the Series C Investors, Series B Investors and Series A-1 Investors, the “Investors”), the lenders of the Company (the “Lenders”) listed on the Schedule of Lenders attached as Schedule E hereto and the holders of Common Stock of the Company (the “Common Stock”) or warrants to purchase Common Stock of the Company (the “Common Holders”) listed on the Schedule of Common Holders attached as Schedule F hereto. The Company, the Lenders, the Common Holders and the Investors are individually each referred to herein as a “Party” and are collectively referred to herein as the “Parties.” The Company’s Board of Directors is referred to herein as the “Board.”

WITNESSETH:

WHEREAS, the Company and the Series C Investors have entered into that certain Series C Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), which provides for, among other things, the purchase by the Series C Investors of shares of Series C Preferred Stock;

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement;

WHEREAS, the Company’s Fourth Amended and Restated Certificate of Incorporation, as may be amended from time to time (the “Certificate of Incorporation”), provides that (a) holders of shares of Common Stock, voting together as a single class, shall elect one (1) member of the Board (the “Common Director”), (b) holders of shares of Series A Preferred Stock, voting together as a single class, shall elect two (2) members of the Board (the “Series A Directors”), (c) the holders of shares of Series B Preferred Stock, voting together as a single class, shall elect one (1) member of the Board (the “Series B Director”), (d) the holders of shares of Series C Preferred Stock, voting together as a single class, shall elect one (1) member of the Board (the “Series C Director” and, together with the Series A Directors and Series B Director, the “Preferred Directors”) and (e) the holders of shares of Common Stock and the holders of shares of Preferred Stock, voting together as a single class on an as-converted basis, shall be entitled to elect any remaining members of the Board;

WHEREAS, the Company, certain of the Investors, the Common Holders and the Lenders are parties to that certain Second Amended and Restated Voting Agreement dated as of October 1, 2004 (the “Prior Agreement”);

WHEREAS, Section 17 of the Prior Agreement provides that generally the Prior Agreement may be amended with the written consent of the holders of two thirds of the then outstanding Preferred Stock (as defined therein);

WHEREAS, the parties to the Prior Agreement necessary to amend the Prior Agreement have resolved to do so, and such parties hereby agree that this Agreement shall amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant hereto in lieu of the rights created under the Prior Agreement; and

WHEREAS, to induce the Series C Investors to enter into the Purchase Agreement and purchase shares of Series C Preferred Stock thereunder, the Company and the other Parties hereto desire to enter into this Agreement with such Series C Investors;

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Agreement to Vote. Each Investor, as a holder of Preferred Stock, hereby agrees on behalf of itself and any transferee or assignee of any such shares of the Preferred Stock, to hold all of the shares of Preferred Stock registered in its name and any other voting securities of the Company subsequently acquired by such Investor (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such securities) (hereinafter collectively referred to as the “Investor Shares”) subject to, and to vote the Investor Shares at a regular or special meeting of stockholders (or by written consent) in accordance with, the provisions of this Agreement. Each Common Holder, as a holder of Common Stock of the Company, hereby agrees on behalf of itself and any transferee or assignee of any such shares of Common Stock, to hold all of such shares of Common Stock and any other securities of the Company acquired by such Common Holder in the future (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such securities) (the “Common Shares”) subject to, and to vote the Common Shares at a regular or special meeting of stockholders (or by written consent) in accordance with, the provisions of this Agreement.

2. Board Size. The holders of Investor Shares and Common Shares shall vote at a regular or special meeting of stockholders (or by written consent) such shares that they own (or as to which they have voting power) to ensure that the size of the Board shall be set and remain at seven (7) directors; provided, however, that such Board size may be subsequently

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increased or decreased upon the approval of a majority of the Board and that such majority must include all of the Preferred Directors.

3. Election of Directors.

(a) In any election of directors of the Company to elect the Common Director, the Parties holding shares of Common Stock shall each vote at any regular or special meeting of stockholders (or by written consent) such number of shares of Common Stock then owned by them (or as to which they then have voting power) as may be necessary to elect one (1) director nominated by the holders of a majority of the then outstanding shares of Common Stock, who shall be the Company’s then current chief executive officer.

(b) In any election of directors of the Company to elect the Series A Directors, the Parties holding shares of Series A Preferred Stock shall each vote at any regular or special meeting of stockholders (or by written consent) such number of shares of Series A Preferred Stock then owned by them (or as to which they then have voting power) as may be necessary to elect (i) one (1) director nominated by Crystal Internet Venture Fund II (BVI), L.P. and Crystal Internet Venture Fund II (BVI), Crystal Vision, L.P. (collectively, “Crystal”), voting together, (the “Crystal Nominee”) and (ii) one (1) director nominated by Pacven Walden Ventures IV, L.P. (“Walden”) (the “Walden Nominee”) for so long as any shares of Series A Preferred Stock remain outstanding. If the foregoing condition has not been met, one or more replacement directors shall be appointed by the majority consent of the remaining directors.

(c) In any election of directors of the Company to elect the Series B Director, the Parties holding shares of Series B Preferred Stock shall each vote at any regular or special meeting of stockholders (or by written consent) such number of shares of Series B Preferred Stock then owned by them (or as to which they then have voting power) as may be necessary to elect one (1) director nominated by Advantage Capital New York Partners I, L.P. and Advantage Capital New York Partners II, L.P. (collectively, “Advantage”) (the “Advantage Nominee”) for so long as any shares of Series B Preferred Stock remain outstanding. If the foregoing condition has not been met, one or more replacement directors shall be appointed by the majority consent of the remaining directors.

(d) In any election of directors of the Company to elect the Series C Director, the Parties holding shares of Series C Preferred Stock shall each vote at any regular or special meeting of stockholders (or by written consent) such number of Shares of Series C Preferred Stock then owned by them (or as to which they then have voting power) as may be necessary to elect one (1) director nominated by North Atlantic Venture Fund III and North Atlantic SBIC IV, L.P. (collectively, “North Atlantic”), voting together, (the “North Atlantic Nominee”) for so long as (x) any shares of the Series C Preferred Stock remain outstanding and (y) North Atlantic and its Affiliates are the record holder, in aggregate, of at least 20% of the outstanding Series C Preferred Stock. If the foregoing condition has not been met, one or more replacement directors shall be appointed by the majority consent of the remaining directors. For purposes of this Agreement, the terms “Affiliate” and “Affiliated” shall have the meanings set forth in the Purchase Agreement.

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(e) In any election of any remaining members of the Board, the Investors and the Common Holders shall each vote at any regular or special meeting of stockholders (or by written consent) such number of voting securities of the Company then owned by them (or as to which they then have voting power) as may be necessary to elect directors nominated by the Common Director and approved by a majority of the Preferred Directors (the “Industry Directors”).

4. Observer Rights. For so long as George G. Chamoun is an employee of the Company, Mr. Chamoun shall be entitled to attend each meeting of the Board in a nonvoting, observer capacity. For so long as they hold shares of Common Stock or Preferred Stock, each of Buffalo and Erie County Industrial Land Development Corporation (“BECILDC”), Rand Capital SBIC, L.P. (“Rand”), Access Technology Capital, LLC (“Access”) and Mitsui Incubase Corporation (“Mitsui”) shall be entitled to designate one (1) representative (the “BECILDC Observer”, the “Rand Observer”, the “Access Observer” and the “Mitsui Observer”, respectively, and together with Mr. Chamoun, the “Observers”) to attend each meeting of the Board in a nonvoting, observer capacity. The Company shall send to the Observers the notice of the time and place of such meeting in the same manner and at the same time as it shall send such notice to the Board. The Company shall also provide the Observers with copies of all reports, minutes and consents at the time and in the manner as they are provided to the Board and the Observers shall have access to the same information as members of the Board, provided that the Observers shall hold in confidence and trust all information provided to, or obtained by, him or her pursuant to this Section 4; and provided further, that the Company reserves the right to withhold any information and to exclude any or all of the Observers from any meeting or portion thereof if (i) access to such information or attendance at such meeting (A) could adversely affect the attorney-client privilege between the Company and its counsel or (B) would result in disclosure of trade secrets to any of the Observers or (ii) any of the Observers is a direct competitor to the Company.

5. Removal. Any director of the Company may be removed from the board in the manner allowed by law and the Certificate of Incorporation, as amended, and the Company’s Bylaws, but with respect to a director designated pursuant to subsections 3(a), 3(b), 3(c) or 3(d) above, only upon the vote or written consent of the stockholders or directors, as applicable, entitled to nominate such director.

6. Majority Electing. In the event that (a)(i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that would result in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company or in which the stockholders of the Company immediately prior to such transaction would own, as a result of such transaction, less than a majority of the voting securities, in the same relative proportions, of the successor or surviving corporation immediately thereafter; or (ii) a sale of all or substantially all of the assets of this corporation (such events described in subsections (i) and (ii) are referred to herein as a “Sale of the Company”) is approved by a majority of the Board and the holders of at least sixty percent (60%) of the outstanding shares of Preferred Stock (voting together as a single class on an as-converted basis) and (b) the net proceeds of such Sale of the Company are

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to be distributed to stockholders of the Company in accordance with the Certificate of Incorporation, as amended, then each Investor, Common Holder and Lender hereby agrees with respect to all options, warrants or securities of the Company, which it owns or with respect to which it otherwise exercises voting or dispositive authority; provided, however, that (i) the requirements of this Section 6 shall not apply to any securities of the Company owned by Intel Capital Corporation (“Intel Capital”) or its Affiliates (including all securities over which Intel Capital otherwise exercises voting or dispositive authority) and (ii) the requirements of this Section 6 shall apply to any transferee of Shares (defined below) that is not a partner or Affiliate of Intel Capital:

(a) in the event such transaction is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of stockholders of the Company to vote on the approval of a Sale of the Company, to be present, in person or by proxy, as a holder of shares of voting securities, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings;

(b) to vote (in person, by proxy or by action by written consent, as applicable) all shares of the capital stock of the Company as to which it has beneficial ownership in favor of such Sale of the Company and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(c) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(d) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company;

(e) if the Sale of the Company is structured as a sale of equity securities by the stockholders of the Company, to sell the Investor Shares and Common Shares then owned by it on the terms and conditions of such Sale of the Company; and

(f) except for this Agreement, neither any of the parties hereto nor any Affiliates thereof shall deposit any shares of capital stock beneficially owned by such person in a voting trust or subject any such shares of capital stock to any arrangement or agreement with respect to the voting of such shares of capital stock.

“Shares” is defined as any shares of, or securities convertible into or exchangeable for any shares of, any class of the capital stock of the Company.

7. Legend on Share Certificates. Each certificate representing any Common Shares and Investor Shares shall be endorsed by the Company with a legend reading substantially as follows:

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“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

8. Covenants of the Company. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the Parties hereto assuming conversion of all outstanding securities in order to protect the rights of the Parties hereunder against impairment.

9. No Liability for Election of Recommended Directors. None of the Company, the Common Holders, the Lenders, the Investors, nor any officer, director, stockholder, partner, employee or agent of such Party, makes any representation or warranty as to the fitness or competence of the nominee of any Party hereunder to serve on the Company’s Board by virtue of such Party’s execution of this Agreement or by the act of such Party in voting for such nominee pursuant to this Agreement.

10. Grant of Proxy. Each Party except Intel Capital with respect to Section 6 only hereby grants to the Board a proxy coupled with an interest in all Investor Shares and Common Shares owned by such Party which proxy is irrevocable until (i) this Agreement terminates pursuant to its terms or (ii) this Section 10 is amended to remove such grant of proxy in accordance with Section 17 hereof, to vote all such Investor Shares and Common Shares in the manner provided in Sections 2, 3 and 6 hereof.

11. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

12. Execution by the Company. The Company, by its execution in the space provided below, agrees that it will cause the certificates issued after the date hereof evidencing the shares of Common Stock and Preferred Stock to bear the legend required by Section 7 herein, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The Parties hereto do hereby agree that the failure to cause the certificates evidencing the shares of Common Stock and Preferred Stock to bear the legend required by Section 7 herein and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 12 shall not affect the validity or enforcement of this Agreement.

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13. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

14. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 14).

15. Term. This Agreement shall terminate and be of no further force or effect upon (a) the consummation of a Qualified Public Offering (as such term is defined in the Certificate of Incorporation, as amended), (b) the consummation of a Liquidation Event (as defined in the Certificate of Incorporation), or (c) the written consent of the holders of a majority of the then outstanding Common Shares, the majority in interest of the Lenders and the holders of two-thirds of the then outstanding Investor Shares.

16. Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

17. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of (i) the Company and (ii) the holders of two thirds of the then outstanding Preferred Stock (voting as a single class and on an as converted to Common Stock basis); provided, however, that in the event such amendment or waiver would adversely affect the rights and/or obligations of the Common Holders in a different manner than the Investors and Lenders, such amendment or waiver shall also require the written consent of the holders of at least a majority of the Common Stock then held by the Common Holders; provided further, however, that in the event any amendment or waiver of Section 4, Section 15 or Section 17 adversely affects the rights and/or obligations of BECILDC, Rand, Access or Mitsui, such amendment or waiver shall also require the written consent of such stockholder so adversely affected (as applicable). Notwithstanding the foregoing, (a) the provisions of Section 3(a), Section 15 and Section 17 may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the holders of a majority of the Common Shares, (b) the provisions of Section 2, Section 3(b)(i), Section 15 and Section 17 may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Crystal; (c) the provisions of Section 2, Section 3(b)(ii), Section 15 and Section 17 may be amended and the observance of any term thereof may be waived (either generally or in a

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particular instance and either retroactively or prospectively) only with the written consent of Walden, (d) the provisions of Section 2, Section 3(c), Section 15 and Section 17 may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Advantage, (e) the provisions of Section 2, Section 3(d), Section 15 and Section 17 may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of North Atlantic and (f) the provisions of Section 3(e), Section 15 and Section 17 may be amended and the observance of any term thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the holders of a majority of the shares of Preferred Stock and Common Stock held by the Investors and the Common Holders, respectively, voting as a single class and on an as converted to Common Stock basis. Any amendment or waiver so effected shall be binding upon the Parties hereto. Notwithstanding the foregoing, the provisions of Section 6 may not be amended (either generally or in a particular instance and either retroactively or prospectively) to affect any securities of the Company owned by Intel Capital (including all securities over which Intel Capital otherwise exercises voting or dispositive authority) without the written consent of Intel Capital; provided, however, that such consent shall not be required following the transfer by Intel Capital of its Shares to a transferee that is not a partner or Affiliate of Intel Capital.

18. Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 7.

19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20. Binding Effect. In addition to any restriction or transfer that may be imposed by any other agreement by which any Party hereto may be bound, this Agreement shall be binding upon the Parties, their respective heirs, successors, transferees and assigns and to such additional individuals or entities that may become stockholders of the Company and that desire to become Parties hereto; provided that for any such transfer to be deemed effective, the transferee shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee reasonably acceptable to the Company, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages hereto. By their execution hereof or any Adoption Agreement, each of the Parties hereto appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

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21. Additional Investors. Notwithstanding Section 17, no consent or amendment shall be necessary to (i) add additional Investors as signatories to this Agreement, provided that such Investors have purchased Series C Preferred Stock pursuant to the Purchase Agreement or (ii) add additional Common Holders as signatories to this Agreement. Except for issuances of Common Stock upon the exercise of options and warrants outstanding on the date hereof, the Company shall not issue Common Stock to any Person unless such Person becomes a signatory to this Agreement or unless Investors holding at least a majority of the Common Stock issued or issuable upon conversion of the Preferred Stock otherwise consent in writing. The schedules to this Agreement shall be updated to reflect such additional Investors and Common Holders.

22. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof.

23. Entire Agreement. This Agreement is intended to be the sole agreement of the Parties as it relates to this subject matter and does hereby supersede all other agreements of the Parties relating to the subject matter hereof. The Prior Agreement is hereby amended and restated its entirety and shall be of no further force or effect.

24. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

25. Arbitration. Any controversy between the Parties hereto involving any claim arising out of or relating to the termination of this Agreement, will be submitted to and be settled by final and binding arbitration in New York, New York, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that (i) this Section 25 shall not apply to Intel Capital and its Affiliates and (ii) this Section 25 shall be binding upon any transferee of Shares that is not a partner or Affiliate of Intel Capital. Such arbitration shall be conducted by three (3) arbitrators chosen by the Company, the Investors, and the Common Holders, or failing such agreement, an arbitrator experienced in the sale of similarly sized companies appointed by the AAA. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator(s) shall be required to provide in writing to the Parties the basis for the award or order of such arbitrator(s), and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:

SYNACOR, INC.

By
Ron Frankel
President

Address:	40 La Riviere Drive, Suite 300
Buffalo, NY 14202

INVESTORS:

INTEL CAPITAL CORPORATION

By
Name:
Title:

Address:	c/o Intel Corporation
Attn: Intel Capital Portfolio Manager
2200 Mission College Blvd., M/S RN6-46
Santa Clara, CA 95052
Facsimile: (408) 765-6038

With a copy by e-mail to:
portfolio.manager@intel.com

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED VOTING AGREEMENT BY AND AMONG SYNACOR, INC. AND THE INVESTORS LISTED ON THE SIGNATURE PAGES HERETO.

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED VOTING AGREEMENT

INVESTORS:

NORTH ATLANTIC VENTURE FUND III, a Limited Partnership

By:	North Atlantic Investors III, LLC,
its General Partner

By:
Name:
Title:

Address:

NORTH ATLANTIC SBIC IV, L.P.

By:	North Atlantic Investors SBIC IV, LLC,
its General Partner

By:
Name:
Title:

Address:

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED VOTING AGREEMENT

INVESTORS:

MITSUI INCUBASE CORPORATION

By:
Name:
Title:

Address:

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED VOTING AGREEMENT

INVESTORS:

ADVANTAGE CAPITAL NEW YORK PARTNERS I, L.P.

	By:	Advantage Capital New York GP-I, LLC, Its General Partner

By
M. Scott Murphy
Vice President

Address:	5 Warren Street, Suite 204 Glens Falls, NY 12801

ADVANTAGE CAPITAL NEW YORK PARTNERS II, L.P.

	By:	Advantage Capital New York GP-II, LLC, Its General Partner

By
M. Scott Murphy
Vice President

Address:	5 Warren Street, Suite 204 Glens Falls, NY 12801

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED VOTING AGREEMENT

INVESTORS:

ACCESS TECHNOLOGY CAPITAL, LLC

By
	Name:	Peter Thoren
	Title:	Executive Vice President

Address:	730 Fifth Avenue, 20th Floor
New York, NY 10019

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED VOTING AGREEMENT

INVESTORS AND LENDERS:

RAND CAPITAL SBIC, L.P.

	By:	Rand Capital Management, LLC,
its General Partner

By
Name:
Title:

Address:	2200 Rand Building
Buffalo, NY 14203

BUFFALO AND ERIE COUNTY INDUSTRIAL LAND DEVELOPMENT CORPORATION

By
Name:
Title:

Address:	275 Oak Street
Buffalo, NY 14203

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED VOTING AGREEMENT

INVESTORS AND COMMON HOLDERS:

CRYSTAL INTERNET VENTURE FUND II (BVI), L.P.

CRYSTAL INTERNET VENTURE FUND II (BVI), CRYSTAL VISION, L.P.

	By:	Crystal Venture II, Ltd.
	Their:	General Partner

By
Name:
Title:

Address:	1120 Chester Avenue, Suite 418
Cleveland, OH 44114

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED VOTING AGREEMENT

INVESTORS AND COMMON HOLDERS:

Jeremy M. Jacobs, Jr.

Address:	c/o Delaware North Co.
40 Fountain Plaza
Buffalo, NY 14202
Attn: Mike Gallagher

JoRon Management LLC

Address:	50 Fountain Plaza
Suite 1320
Buffalo, NY 14202

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED VOTING AGREEMENT

INVESTORS AND COMMON HOLDERS:

PACVEN WALDEN VENTURES IV ASSOCIATES FUND, L.P.

By
Name:	Lip-Bu Tan
Title:	Director

of Pacven Walden Management Co., Ltd. as General Partner of Pacven Walden Management II, L.P. as General Partner of Pacven Walden Ventures IV Associates Fund, L.P.

PACVEN WALDEN VENTURES IV, L.P.

By
Name:	Lip-Bu Tan
Title:	Director

of Pacven Walden Management Co., Ltd. as General Partner of Pacven Walden Management II, L.P. as General Partner of Pacven Walden Ventures IV, L.P.

WIIG-TDF PARTNERS LLC

By

Name:	Lip-Bu Tan
Title:	Director

of WIIG Management Co., Ltd. for and on behalf of the Fund Managers

WALDEN EDB PARTNERS II, L.P.

By
Name:	Lip-Bu Tan
Title:	Director

Address:	One California Street, Suite 2800
San Francisco, CA 94111

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED VOTING AGREEMENT

COMMON HOLDERS:

Print name:

Print name:

Print name:

SIGNATURE PAGE TO SYNACOR, INC.

THIRD AMENDED AND RESTATED VOTING AGREEMENT

SCHEDULE A

LIST OF SERIES C INVESTORS

Access Technology Capital, LLC

Advantage Capital New York Partners I, L.P.

Advantage Capital New York Partners II, L.P.

Crystal Internet Venture Fund II (BVI), L.P.

Crystal Internet Venture Fund II (BVI), Crystal Vision, L.P.

Intel Capital Corporation

JoRon Management LLC

Jeremy M. Jacobs, Jr.

Mitsui Incubase Corporation

North Atlantic SBIC IV, L.P.

North Atlantic Venture Fund III

Rand Capital SBIC, L.P.

Pacven Walden Ventures IV Associates Fund, L.P.

Pacven Walden Ventures IV, L.P.

Walden EDB Partners II, L.P.

WIIG-TDF Partners LLC

SCHEDULE A

LIST OF SERIES B INVESTORS

Access Technology Capital, LLC

Advantage Capital New York Partners I, L.P.

Crystal Internet Venture Fund II (BVI), L.P.

Crystal Internet Venture Fund II (BVI), Crystal Vision, L.P.

Intel Capital Corporation

Jeremy M. Jacobs, Jr.

JoRon Management LLC

Rand Capital SBIC, L.P.

Pacven Walden Ventures IV Associates Fund, L.P.

Pacven Walden Ventures IV, L.P.

SCHEDULE C

LIST OF SERIES A-1 INVESTORS

Advantage Capital New York Partners I, L.P.

SCHEDULE D

LIST OF SERIES A INVESTORS

Crystal Internet Venture Fund II (BVI), Ltd.

Crystal Internet Venture Fund II (BVI), Crystal Vision, L.P.

JoRon Management LLC

Jeremy M. Jacobs, Jr.

Joseph J. Castiglia

Robert G. Weber

Fors Family Limited Partnership

Paul J. Harder

Stephen A. Nappo

Steven R. Kieffer

David M. Carroll

John Lally

Kevin Cornacchio

Charles Kelkenberg

David T. Hore

Robert Santa Maria

Herbert J. Heimerl, Jr.

Guy Berberich

Thomas F. Hanlon III

Paul Wiepert

Scott M. McCarthy

Samuel LaNasa

Chek Ventures LLC

Chek Ventures II LLC

Chek Ventures III LLC

Intel Capital Corporation

Pacven Walden Ventures IV Associates Fund, L.P.

Pacven Walden Ventures IV, L.P.

WIIG-TDF Partners LLC

Walden EDB Partners II, L.P.

Access Technology Capital, LLC

Mike Nappo

Don Wehrung

Sean Hus Var

Richard Lally

Kenneth Lally

Rand Capital SBIC, L.P.

Buffalo and Erie County Industrial Land Development Corporation

SCHEDULE E

LIST OF LENDERS

Rand Capital SBIC, L.P.

Buffalo and Erie County Industrial Land Development Corporation

SCHEDULE F

LIST OF COMMON HOLDERS

(updated April 19, 2007)

@Visory LLC

Charles A. Anken & Sandra S. Olivieri

Gabriel Adiv

Darren Ascone

Frederick G. Attea

Dennis Ball

Eric Blachno

Ed Bujanowski

Malcolm Burnett

Ronald B. Cadby

Angelo J. Cammilleri

Rebecca Cammilleri

Michael Campanella

Barak Carmon

Blake Carver

George G. Chamoun

Chek Ventures LLC

Chek Ventures II LLC

Henry Cole

Kari Cole

Mike Collins

Crystal Internet Venture Fund II (BVI), Crystal Vision, L.P.

Crystal Internet Venture Fund II (BVI), Ltd.

Larry Decker

Deeridge Investment Partnership

Anthony Diina

Tracy Fernandez

First Albany Corporation

Douglas Fish

Garage.com Investments I, L.P.

Garage Securities, Inc.

Michael Garofalo

Keith Gizzi

Drew Graham

Leota Knapp Hair

George Harris

Jesper Henriksen

Sean Hus Var

ICE Family Partnership

Janet Ingalsbe

Innovasia Venture Partners I Limited (BVI)

Jeremy M. Jacobs, Sr.

Jeremy M. Jacobs, Jr.

Craig W. Johnson

JoRon Management LLC

Rick Keisic

Rachel K. King

Kyle Kokanovich

Kandice Kraus

Ted Leiser

Brian Lipke

Brad Loftin

Mary K. Mahley

Randolph Marks

Kenneth McCreadie

John F. McMahon

Mary G. McMahon

Daniel J. Neaverth, Jr.

David Michael Neaverth

Darren Anthony Neaverth

Dean James Neaverth

Rory B. O’Connor

Pacven Walden Ventures IV Associates Fund, L.P.

Pacven Walden Ventures IV, L.P.

Sunita S. Pandit

Virginia R. Piotrowski

Ron Poole

Michael Prince

Brad Pritchard

ProSeed Capital Holdings CVA

Santi Rao

Redwood Management III LP

Redwood Ventures III LP

Danielle Restaino

Aimee Richardson

Howard Schomer

Cindy Schwartz

Phil Seibel

Francine Seifert

Gur Shomron

The Sidne J. Long Trust u/a/d 4-26-84

SMB Investment Partnership

Mike Snusz

Sarah Sorensen

Joseph Spychalski

Tom Stanton

David Stempkowski

The Sternheim Trust

Dave Tucker

Patti Strauss

VLG Investments 1998

Walden EDB Partners II LP

Linda Wancyzk

Robert Weiner

Alison Wentker

WIIG-TDF Partners LLC

Raymond Young

Gregory Zaepfel

Common Stock Warrant Holders

Rand Capital SBIC, L.P.

Buffalo and Erie County Industrial Land Development Corporation

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Third Amended and Retated Voting Agreement dated as of October     , 2006 (the “Agreement”) by and among the Company and certain of its Stockholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a) Acknowledgment. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.

(b) Agreement. Transferee (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a Party thereto.

(c) Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this      day of             ,     .

TRANSFEREE:

By
Name and Title

Address:

Fax:

Accepted and Agreed:

SYNACOR, INC.

By
Name:
Title: